Exhibit 99.1

PRESS RELEASE

Selectica Announces Financial Results for the Second Quarter of Fiscal 2014

SAN MATEO, Calif., November 7, 2013 — Selectica, Inc. (NASDAQ: SLTC), provider of software that accelerates sales cycles and streamlines contract processes, today announced financial results for its fiscal second quarter ended September 30, 2013.

Selectica Chairman and CEO Michael Brodsky said, “The weak second quarter results, prompted the company to initiate a significant reorganization of the senior management. We recruited a team of highly experienced professionals with a track record of successful collaboration.  During the quarter the team initiated a review of many of the company’s key business tactics and processes, with a special focus on an assessing the company’s delivery organization. After careful analysis, we determined that our success in the implementation function of the business required greater focus to maintain the satisfaction of our existing top-tier, multinational customer base. As a result of the special focus on the delivery infrastructure, we proactively decelerated sales activity for a temporary period, which is now complete.”

“I am pleased with the disciplined approach we have taken toward the business, and early indications from key customers is that significant progress in the quality of implementation of our product is being made.”, added Brodsky.  “The new team is firmly in place and I look forward to positive results as we focus on delivering on our growing pipeline of new prospects for our industry-leading CPQ and contract management solutions and our best-in-class service.”

Financial Results:

Selectica delivered the following financial results for the first quarter of fiscal 2014:

●	Recurring revenue: Recurring revenue was essentially unchanged from Q2 FY 2013 to Q2 FY 2014 at $3.0 million and declined from $3.2 million in Q1 FY 2014

●

Operating Expenses: Operating expenses were $3.5 million in Q2 FY 2014 compared to $3.8 million in Q2 FY 2013 and $4.7 million in Q1 FY 2014. The decrease primarily relates to the capitalization of certain research and development expenses in Q2 FY 2014, and the reversal of certain stock compensation charges related to terminated employees in Q2 FY 2014 and certain bad debt expenses incurred in Q1 FY 2014.

●	Billings: Billings for Q2 FY2014 were $3.3 million, compared to $3.8 million in Q2 FY 2013 and $3.3M in Q1 FY 2014.

●

Deferred revenue: As of Q2 FY2014, the company had deferred revenue of $6.1 million, a 5% year-over-year increase from Q2 FY2013, when deferred revenue was $5.8 million. As of Q1 FY2014, deferred revenue was $6.8 million.

●

Warrant Amendment: The company entered into an Amendment to the Series A Warrants to Purchase Common Stock issued in connection with the company’s private placement equity financing that closed in May 2013 - the Amendment reduced the exercise price of the Warrants from $8.75 to $7.75 and removed the anti-dilution adjustment and Black Scholes cash settlement provisions to ensure the Warrants are indexed to the Company’s equity and not classified as debt instruments.

PRESS RELEASE

Complete financial results for Q2 FY2014 can be found in the attached financial tables.

Business highlights

Business highlights from Q2 FY2014 include:

●

Launch of Selectica HTML 5 Client: Customers now have the flexibility to log into a customized Selectica CPQ web application from other systems. This brings Selectica CPQ access to customers regardless of their ERP or CRM system.

●

Selectica CPQ Mobile: With Selectica CPQ Mobile, sales reps are empowered to create and configure quotes in the field with ease, further shortening sales cycles. Customers can leverage our powerful constraint engine from a user-friendly iPad interface. The Salesforce integrated application also provides convenient access to recent quotes in a customized dashboard home page, as well as ability to view quotes and Opportunities in online or offline mode.

●

Key Senior Staff Additions: Selectica expanded it’s Executive Management team in Q2 2014, enabling Selectica to accelerate building our market momentum, while ensuring we are delivering on our customer-first strategy. Members joining the team include Jeffrey Grosman as COO, Eric Faulkner as CIO, Rose Lee as SVP of Customer Experience and Amalia Rosen as VP of Marketing and Business Analytics.

●

Dream Force: Selectica’s CPQ Mobile has been selected for Salesforce.com's Mobile App Showcase at Dreamforce '13, November 18th through November 21st, 2013. During Dreamforce, attendees are invited to visit the Selectica booth and demo Selectica's new mobile application, which empowers users to create and configure quotes in the field, maximizing deal value and increasing sales representative productivity.

About Selectica, Inc.

Selectica, Inc. (NASDAQ: SLTC) develops innovative software that the world’s most successful companies rely on to improve the effectiveness of their sales and contracting processes. Our guided selling, sales configuration, and contract lifecycle management solutions support the Global 2000 and growing mid-size firms in closing billions of dollars’ worth of business each year. Our patented technology, delivered through the cloud, makes it easy for customers in industries like high-tech, telecommunications, manufacturing, healthcare, financial services, and government contracting to overcome product and channel complexity, increase deal value, and accelerate time to revenue.

PRESS RELEASE

For more information:

●	Visit the Selectica website to learn more about the company and its products and customers (http://www.selectica.com)
●	Follow @Selectica_Inc on Twitter to stay up to date with industry news and updates (http://twitter.com/Selectica_Inc)
●	Visit “Done Deal,” the Selectica blog, to read articles, advice, and commentary on how to optimize deal processes (http://www.selectica.com/blog)
●	Watch Selectica videos on YouTube to see what Selectica and its products can do (http://www.youtube.com/user/SelecticaVideos)
●	Browse the Selectica resource center to find guides and resources on how to improve sales and contracting processes (http://www.selectica.com/resources)

Non-GAAP financial measures

Selectica provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand the company's past financial performance and future results, the company is providing non-GAAP financial measures to supplement the financial results that it provides in accordance with GAAP. The method the company uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies.

Forward-looking statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica's products and services; government policies and regulations, including, but not limited to those affecting the company's industry; and risks related to the company's past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K, as supplemented in the company’s most recent Form 10-Q, each as filed by the company with the Securities and Exchange Commission.

PRESS RELEASE

Media contact:

Jeffrey Grosman

Selectica

(650) 532-1589

pr@selectica.com

Investor contact:

Todd Spartz

Selectica

(650) 532-1540

ir@selectica.com

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012

Revenues:
Recurring revenues	$3,020	$2,960	$6,186	$5,596
Non-recurring revenues	908	1,695	2,114	3,235
Total revenues	3,928	4,655	8,300	8,831

Cost of revenues:
Cost of recurring revenues	694	407	1,366	738
Cost of non-recurring revenues	1,256	1,347	2,492	2,574
Total cost of revenues	1,950	1,754	3,858	3,312

Gross profit:
Recurring gross profit	2,326	2,553	4,820	4,858
Non-recurring gross profit	(348)	348	(378)	661
Total gross profit	1,978	2,901	4,442	5,519

Operating expenses:
Research and development	450	861	1,553	1,792
Sales and marketing	2,129	1,726	4,202	3,245
General and administrative	733	698	2,288	1,568
Restructuring costs	227	-	227	-
Fees related to comprehensive settlement agreement	-	500	-	500
Total operating expenses	3,539	3,785	8,270	7,105
Loss from operations	(1,561)	(884)	(3,828)	(1,586)

Decrease in fair value of warrant liability	1,121	-	982	-
Interest and other income (expense), net	(26)	(5)	(41)	(12)
Net loss	(466)	(889)	(2,887)	(1,598)
Series C redeemable preferred stock accretion	1,144	-	1,621	-
Net loss applicable to common stockholders	$(1,610)	$(889)	$(4,508)	$(1,598)

Basic and diluted net loss per common share applicable to common stockholders	$(0.45)	$(0.32)	$(1.35)	$(0.57)

Reconciliation to non-GAAP net loss:
Net loss	$(466)	$(889)	$(2,887)	$(1,598)
Decrease in fair value of warrant liability	(1,121)	-	(982)	-
Stock-based compensation expense	(30)	153	455	361
Restructuring costs	227	-	227	-
Fees related to comprehensive settlement agreement	-	500	-	500
Non-GAAP net loss	$(1,390)	$(236)	$(3,187)	$(737)

Non-GAAP basic and diluted net loss per share	$(0.39)	$(0.08)	$(0.95)	$(0.26)

Weighted average shares outstanding for basic and diluted net loss per share applicable to common stockholders	3,591	2,818	3,343	2,815

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	March 31,
	2013	2013
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$11,800	$12,098
Accounts receivable, net	3,447	3,455
Prepaid expenses and other current assets	889	853
Total current assets	16,136	16,406

Property and equipment, net	350	407
Capitalized software	382	-
Other assets	78	39
Total assets	$16,946	$16,852

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$5,994	$6,000
Accounts payable	1,058	1,010
Accrued payroll and related liabilities	547	982
Accrued restructuring costs	154	232
Other accrued liabilities	93	163
Deferred revenue	5,114	6,153
Total current liabilities	12,960	14,540
Long-term deferred revenue	1,019	1,772
Other long-term liabilities	20	20
Total liabilities	13,999	16,332

Stockholders' equity	2,947	520
Total liabilities and stockholders' equity	$16,946	$16,852

SELECTICA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	September 30,	September 30,
	2013	2012

Operating activities
Net loss	$(2,887)	$(1,598)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	99	101
Loss on disposition of property and equipment	23	-
Stock-based compensation expense	455	361
Decrease in warrant liability	(982)	-
Changes in assets and liabilities:
Accounts receivable (net)	8	(1,236)
Prepaid expenses and other current assets	(36)	19
Other assets	(39)	-
Accounts payable	46	481
Restructuring liability	(78)	-
Accrued payroll and related liabilities	(435)	(1,031)
Other accrued liabilities and long term liabilities	(70)	(9)
Deferred revenue	(1,792)	(946)
Net cash used in operating activities	(5,688)	(3,858)

Investing activities
Purchase of property and equipment	(65)	(107)
Capitalized software	(382)	-
Proceeds from maturities of short-term investments	-	199
Net cash (used in) provided by investing activities	(447)	92

Financing activities
Credit facility borrowings, net	(6)	-
Employee taxes paid in exchange for stock awards forfeited	(201)	(59)
Issuance of common stock under employee stock plan	207	-
Proceeds from sale of common stock, preferred stock and warrants, net of issuance costs	5,837	-
Net cash provided by (used in) financing activities	5,837	(59)

Net decrease in cash and cash equivalents	(298)	(3,825)
Cash and cash equivalents at beginning of the period	12,098	15,877
Cash and cash equivalents at end of the period	$11,800	$12,052

SELECTICA, INC.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012

Total revenues	$3,928	$4,655	$8,300	$8,831
Deferred revenue:
End of period	6,133	5,775	6,133	5,775
Beginning of period	6,806	6,664	7,925	6,721
Change in deferred revenue	(673)	(889)	(1,792)	(946)
Total billings (total revenues plus the change in deferred revenue)	$3,255	$3,766	$6,508	$7,885